UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2008 (December 9, 2008)
Alnylam Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 9, 2008, the Compensation Committee of the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Company”) approved 2009 base salaries for the Company’s officers. The Compensation Committee acknowledged the many accomplishments of the Company during 2008. Notwithstanding these accomplishments, the Compensation Committee decided to accept the recommendation of the Company’s management that no officers of Company receive merit increases in their base salary in 2009 in order to conserve cash in light of the broader market conditions. The salary for Barry E. Greene, the Company’s President and Chief Operating Officer, was increased for 2009 to be more competitive with the pay for similar positions within the Company’s industry peer group. The 2009 salary of each of the other officers of the Company, including the Company’s other executive officers set forth in the table below, will remain consistent with their 2008 base salary. The Compensation Committee awarded options to purchase shares of the Company’s common stock (each, an “Option Award”) to each of the Company’s executive officers in recognition of their performance in 2008.
     The following table sets forth information regarding each of the executive officer’s (i) 2008 base salary (for comparison purposes only), (ii) 2009 base salary and (iii) Option Award:

		2008 Base	2009 Base	Option
Executive Officer	Title	Salary	Salary	Award(1)

John M. Maraganore, Ph.D.	Chief Executive Officer	$525,000	$525,000	153,320

John A. Schmidt, Jr., M.D.(2)	Senior Vice President and	$425,000	$425,000	15,000
	Chief Scientific Officer

Barry E. Greene	President and Chief	$350,000	$390,000 (3)	90,000
	Operating Officer

Patricia L. Allen	Vice President of Finance	$227,830	$227,830	31,663
	and Treasurer

(1)	Option Awards were granted under the Company’s 2004 Stock Incentive Plan and include options to purchase 28,320, 17,700 and 8,663 shares of common stock granted to Dr. Maraganore, Mr. Greene and Ms. Allen, respectively, in respect of the Company’s Executive Stock Option Bonus Plan for 2008, which is described in the Company’s Current Report on Form 8-K filed with the SEC on March 25, 2008. The exercise price for each stock option is $21.35 per share, which was the last reported sale price of the Company’s common stock on the NASDAQ Global Market on December 9, 2008. The stock options will vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 6.25% of the shares at the end of each successive three-month period following the first anniversary of the date of grant until the fourth anniversary of the date of grant.

(2)	Dr. Schmidt joined the Company in October 2008 and accordingly, he was not eligible to participate in the Company’s Executive Stock Option Bonus Plan for 2008 and received a pro-rated annual Option Award.

(3)	Base salary increase is effective as of January 1, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: December 15, 2008	By:	/s/ John M. Maraganore
John M. Maraganore
Chief Executive Officer